                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Name:                                          Neuro Line Partners, L.P.

Address:                                       201 Main Street, Suite 1900
                                               Fort Worth, TX 76102

Date of Event Requiring Statement:             12/11/2020

Name:                                          Bratton Capital Management, L.P.

Address:                                       201 Main Street, Suite 1900
                                               Fort Worth, TX 76102

Date of Event Requiring Statement:             12/11/2020

Name:                                          Bratton Capital, Inc.

Address:                                       201 Main Street, Suite 1900
                                               Fort Worth, TX 76102

Date of Event Requiring Statement:             12/11/2020